Exhibit 2(b)

                                 MASTER BOND LLC

                       LIMITED LIABILITY COMPANY AGREEMENT


                              Dated: June 15, 2007

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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I    NAME AND DEFINITIONS .........................................    1

   Section 1.  Name .......................................................    1
   Section 2.  Definitions ................................................    2

ARTICLE II   PURPOSE OF THE COMPANY .......................................    4

ARTICLE III  SHARES .......................................................    4

   Section 1.  Division of Limited Liability Company Interest .............    4
   Section 2.  Ownership of Shares ........................................    5
   Section 3.  Transfer of Shares .........................................    5
   Section 4.  Investments in the Company .................................    6
   Section 5.  Status of Shares and Limitation of Personal Liability ......    6
   Section 6.  Establishment and Designation of Series ....................    6
   Section 7.  Indemnification of Shareholders ............................    9

ARTICLE IV   THE BOARD OF DIRECTORS .......................................    9

   Section 1.  Number, Election and Tenure ................................    9
   Section 2.  Effect of Death, Resignation, etc. of a Director ...........   10
   Section 3.  Powers .....................................................   10
   Section 4.  Chairman of the Board ......................................   14
   Section 5.  Payment of Expenses by the Company .........................   14
   Section 6.  Payment of Expenses by Shareholders ........................   14
   Section 7.  Ownership of Assets of the Company .........................   14
   Section 8.  Service Contracts ..........................................   15
   Section 9.  Directors and Officers as Shareholders .....................   16
   Section 10. Action by Directors ........................................   16
   Section 11. Litigation .................................................   16
   Section 12. Tax Matters ................................................   16

ARTICLE V    SHAREHOLDERS' VOTING POWERS AND MEETINGS .....................   17

   Section 1.  Voting Powers, Meetings, Notice and Record Dates ...........   17
   Section 2.  Quorum and Required Vote ...................................   17
   Section 3.  Record Dates ...............................................   18
   Section 4.  Additional Provisions ......................................   18

ARTICLE VI   NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS ...............   18

   Section 1.  Determination of Net Asset Value, Net
                 Income, and Distributions ................................   18
   Section 2.  Redemptions and Repurchases ................................   18


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ARTICLE VII  COMPENSATION AND LIMITATION OF LIABILITY OF DIRECTORS ........   19

   Section 1.  Compensation ...............................................   19
   Section 2.  No Personal Liability of Directors, etc ....................   20
   Section 3.  Indemnification ............................................   21
   Section 4.  No Bond Required of Directors ..............................   22
   Section 5.  No Duty of Investigation; Notice in
                 Company Instruments, etc .................................   22
   Section 6.  Insurance ..................................................   23
   Section 7.  Reliance on Experts, etc ...................................   23
   Section 8.  Accounting .................................................   23

ARTICLE VIII MISCELLANEOUS ................................................   23

   Section 1.  Registered Agent ...........................................   23
   Section 2.  Dissolution and Termination of Company or Series ...........   24
   Section 3.  Reorganization and Master/Feeder ...........................   25
   Section 4.  Amendments .................................................   26
   Section 5.  Filing of Copies, References, Headings,
                 Rules of Construction ....................................   26
   Section 6.  Applicable Law .............................................   27
   Section 7.  Provisions in Conflict with Law or Regulations .............   27
   Section 8.  Company Only ...............................................   27
   Section 9.  Derivative Actions .........................................   27
   Section 10. Counterparts ...............................................   28
   Section 11. Reliance by Third Parties ..................................   28


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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 MASTER BOND LLC


      This Limited Liability Company Agreement ("Agreement") of Master Bond LLC (the "Company"), is made as of June 15, 2007, by the Directors named herein and the Holders (as hereinafter defined) of the Company on the date hereof and those persons and entities hereinafter admitted as Holders.

                                W I T N E S S E T H:

      WHEREAS, this Agreement is made and entered into for the purpose of continuing the business of Master Bond Trust, a Delaware statutory trust (the "Trust"), as a Delaware limited liability company in accordance with the provisions hereinafter set forth;

      WHEREAS, the Trust was converted to the Company pursuant to the Delaware Statutory Trust Act (12 Del. C. ss.3801 et. seq.) and Section 18-214 of the Act (as defined herein) (the "Conversion"), by causing to be filed a Certificate of Conversion and a Certificate of Formation with the office of the Secretary of State of the State of Delaware on June 15, 2007;

      WHEREAS, the Directors desire to continue the Company as a limited liability company under the Act and have adopted this Agreement; and

      NOW, THEREFORE, it being the intention that this Agreement constitute the limited liability company agreement of the Company, it is declared that the Directors will oversee the management of all cash, securities and other assets which the Company now possesses or may hereafter acquire from time to time in any manner and oversee the disposal of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in the Company.

                                   ARTICLE I

                              NAME AND DEFINITIONS

      Section 1. Name. The name of the limited liability company formed hereby is "Master Bond LLC" and, insofar as may be practicable, the Company shall conduct its activities, execute all documents and sue or be sued under that name, which name (and the word "Company" wherever herein used) shall refer to the Company as a separate legal entity, and shall not refer to the Directors, officers, agents, employees or Holders. If the Directors determine that the Company's use of such name is not advisable, the Directors may adopt such other name for the Company as they deem proper and the Company may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a Director, as an "authorized person" of the Company, of an instrument setting forth the new name and the filing of a Certificate of Amendment under the Act. Any such instrument shall have the status of an amendment to this Agreement.


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      Effective as of the time of the Conversion, (i) the Certificate of Trust of the Trust, the Declaration of Trust and the By-Laws of the Trust, in each case as in effect immediately prior to the Conversion, are replaced and superseded in their entirety by the Certificate of Formation of the Company, this Agreement and the By-Laws of the Company in respect of all periods beginning on or after the Conversion, (ii) the "Master Bond Portfolio" and the "Master High Income Portfolio" series of the Trust existing immediately prior to the conversion hereby continue as the "Master Bond Portfolio" and the "Master High Income" Series of the Company, with the beneficial interests in each such series of the Trust being automatically converted into the Interests in the Series, (iii) each of the Persons who was a holder of beneficial interests in the Company immediately prior to the Conversion is hereby automatically admitted as a Shareholder of the Company, and is hereby issued the Shares reflected on the books and records of the Company and is associated with the applicable series, and (iv) in accordance with Section 18-214(g) of the Act, the Company shall constitute a continuation of the existence of the Trust in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, the Company shall be deemed to be the same entity as the Trust. Alice A. Pellegrino, is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware, such person's powers as an "authorized person" ceased, and each Director, acting alone, thereupon became a designated "authorized person" to execute, deliver and file any amendments and/or restatements of the Certificate of Formation and any other certificates (and any amendments and/or restatements thereof) permitted to be filed with the Secretary of State of the State of Delaware.

      Section 2. Definitions. Wherever they are used herein, the following terms have the respective meanings assigned to them below:

            (1) "Administrator" means any party furnishing services to the Company pursuant to any administrative services contract;

            (2) "Act" means the Delaware Limited Liability Company Act, 6 Del.
      C. ss.18-101 et seq. as the same may be amended from time to time;

            (3) "Agreement" means this limited liability company agreement of the Company as amended from time to time. References in this Agreement to "Agreement", "hereof", "herein" and "hereunder" shall be deemed to refer to the Agreement rather than the article or section in which such words appear;

            (4) "Affiliated Person" has the meaning assigned to it in Section 2(a)(3) of the 1940 Act (as defined in subsection (11) below);

            (5) "By-Laws" shall mean the By-Laws of the Company, as amended and in effect from time to time. The By-Laws are hereby incorporated by reference into this Agreement;


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            (6) "Class" means a class of Shares of the Company, or of any Series of the Company that may be created from time to time, established in accordance with the provisions of Article III hereof;

            (7) "Code" means the Internal Revenue Code of 1986 and the rules and regulations thereunder, each as amended from time to time;

            (8) "Company Property" means as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Company;

            (9) "Commission" shall mean the Securities and Exchange Commission;

            (10) "Directors" means the individuals who are named in Article IV,
      Section 1(c) of this Agreement, so long as such Persons shall continue in office in accordance with the provisions hereof, and all other Persons who may from time to time be duly elected or appointed, qualified and serving as Directors in accordance with the provisions hereof, and reference herein to a Director or the Directors shall refer to such individual or Persons in their capacity as "managers" within the meaning of the Act hereunder;

            (11) "Interested Person" has the meaning ascribed to it in Section 2(a)(19) of the 1940 Act;

            (12) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 8(1) hereof;

            (13) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Company;

            (14) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

            (15) "Principal Underwriter" shall have the meaning given it in the 1940 Act;

            (16) "Registration Statement" means the Company's currently effective registration statement under the 1940 Act, as it may be amended or supplemented from time to time;

            (17) "Series" means each series of Shares as may from time to time be established and designated under or in accordance with Section 18-215 of the Act and the provisions of Article III hereof, each of which shall be accounted for and maintained as a separate series of limited liability company interests with respect to a segregated pool of assets of the Company;


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            (18) "Shareholder" means a record owner of outstanding Shares, each in its capacity as a "member" within the meaning of the Act;

            (19) "Shares" means the limited liability company interests in the Company of any Series, or Class thereof established from time to time, and includes fractions of Shares as well as whole Shares.

                                   ARTICLE II

                             PURPOSE OF THE COMPANY

      The purpose of the Company is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act by investing primarily in securities and other financial instruments, and to carry on such other business as the Directors may from time to time determine pursuant to their authority under this Agreement. In furtherance of the foregoing, it shall be the purpose of the Company to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a limited liability company organized under the Act, and in connection therewith the Company shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware limited liability company.

                                   ARTICLE III

                                     SHARES

      Section 1. Division of Limited Liability Company Interests. Limited liability company interests in the Company, or any Series established from time to time, may consist of one Class or may be divided into two or more Classes or may consist of no Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Directors shall have full power and authority, in their sole and exclusive discretion, and without obtaining any authorization or vote of the Shareholders of the Company or any Series or Class thereof, (i) to divide the limited liability company interests in the Company, or in any Series or Class thereof that may be established from time to time, into an unlimited number of Shares, with or without par value as the Directors shall determine, (ii) to issue and sell Shares without limitation as to number (including fractional Shares), to such Persons and for such amount and type of consideration, including cash or seccurities, at such time or times and on such terms as the Directors may deem appropriate, (iii) to establish and designate and to change in any manner the limited liability company interests in the Company, or any Series or Class thereof, and to fix such preferences, voting powers, rights, duties and privileges and business purpose of the limited liability company interests in the Company, or any Series or Class thereof, as the Directors may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class and may be limited to specified property or obligations of the Company or profits and losses associated with specified property or obligations of the Company, (iv) to divide or


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combine the Shares of the Company, or any Series or Class thereof, into a greater or lesser number without thereby materially changing the proportionate limited liability company interests of the Shares of the Company, or any Series or Class, in the assets held with respect to the Company or any such Series, (v) to classify or reclassify any issued Shares of the Company, or any Series or Class thereof, into shares of one or more Series or Classes thereof and (vi) to take such other action with respect to the Shares as the Directors may deem desirable.

      Subject to the distinctions permitted among Classes of Shares of the Company, or of Classes of the same Series, as established by the Directors consistent with the requirements of the 1940 Act, each Share of the Company (or Series, as applicable) shall represent an equal limited liability company interest in the Company or such Series, as applicable, and each holder of Shares of the Company (or a Series) shall be entitled to receive such holder's pro rata share of distributions of income and capital gains, if any, made with respect thereto. Upon redemption of the Shares of any Series or upon the liquidation and termination of a Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Company.

      All references to Shares in this Agreement shall be deemed to be Shares of the Company or of any or all Series or Classes thereof established from time to time, as the context may require. All provisions herein relating to the Company shall apply equally to each Series of the Company and each Class thereof as established from time to time, except as the context otherwise requires.

      All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Except as otherwise provided by the Directors, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Company.

      The Directors may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class thereof reacquired by the Company.

      Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Company or a transfer or similar agent for the Company, which books shall be maintained separately for the Shares of any Series (or Class). No certificates certifying the ownership of Shares shall be issued except as the Directors may otherwise determine from time to time. The Directors may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Company as kept by the Company or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Company or any Series (or Class), as to the number of Shares of the Company or any Series (or Class) held from time to time by each Shareholder and the Persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Shareholders. Any Person to whom Shares are issued after the date hereof shall be deemed admitted to the Company as a Shareholder upon its acquisition of a Share and its reflection on the record books of the Company as a Shareholder.

      Section 3. Transfer of Shares. Except as otherwise provided by the Directors, Shares shall be transferable on the books of the Company only by the record holder thereof or by his


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duly authorized agent upon delivery to the Directors or the Company's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Directors. Upon such delivery, and subject to any further requirements specified by the Directors or contained in the By-Laws, the transfer shall be recorded on the books of the Company. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Directors nor the Company, nor any transfer agent or registrar or any officer, employee or agent of the Company, shall be affected by any notice of a proposed transfer.

      Section 4. Investments in the Company. Investments may be accepted by the Company from such Persons, at such times, on such terms, and for such consideration as the Directors from time to time may authorize. The Directors may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

      Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Agreement and the Act. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Company shall not, in and of itself, operate to dissolve or terminate the Company or any Series or Class thereof, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Company or the Directors, but entitles such representative only to the rights of such Shareholder under this Agreement. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Company Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Company nor the Directors, nor any officer, employee or agent of the Company shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

      Section 6. Establishment and Designation of Series. The establishment and designation of any Series (or Class) of Shares shall be effective upon the adoption by a majority of the then Directors of a resolution that sets forth such establishment and designation whether directly in such resolution or by reference to, or approval of, another document that sets forth each such Series (or Class) including the Registration Statement, or as otherwise provided in such resolution. The relative rights and preferences of each Series and Class thereof shall be as set forth herein and as set forth in the Registration Statement, unless otherwise provided in the resolution establishing such Series or Class.

      In the event that a Series of the Company shall be established, the initial Shares of the Company shall constitute a separate Series and shall be considered separate and apart from such newly established Series and each Series subsequently established shall be considered separate from each other Series as set forth in this Article III. Shares of the Company, and any Series (or


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Class) established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

      (1) Assets Held with Respect to a Particular Series. All consideration received by the Company for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Company. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Directors shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Directors, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Directors shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Company not allocated to such Series.

      (2) Liabilities Held with Respect to a Particular Series. The assets of the Company held with respect to each particular Series shall be charged against the liabilities of the Company held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities of the Company which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Directors to and among any one or more of the Series in such manner and on such basis as the Directors in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the holders of all Series for all purposes. All liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Company generally or against the assets held with respect to any other Series and, except as otherwise provided in this Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on the liability of each Series shall be set forth in the Certificate of Formation or in an amendment thereto prior to the issuance of any Shares of a Series.

      (3) Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Agreement, including Article VI, no distribution, including any distribution


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paid upon termination of the Company or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Directors shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

      Distributions on Shares of a particular Series or any Class thereof may be paid with such frequency as the Directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Directors may determine, to the Shareholders of Shares in that Series or Class, from such of the income and capital gains, accrued or realized, from the Company Property belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, as the Directors may determine, after providing for actual and accrued liabilities belonging to that Series. All distributions on Shares in a particular Series or Class thereof shall be distributed pro rata to the Shareholders of Shares in that Series or Class in proportion to the total outstanding Shares in that Series or Class held by such Shareholders at the date and time of record established for the payment of such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or Class. Such dividends and distributions may be made in cash or Shares of that Series or Class or a combination thereof as determined by the Directors or pursuant to any program that the Directors may have in effect at the time for the election by each Shareholder of the mode of the making of such distribution to that Holder.

      (4) Equality. Except as provided herein or in the resolution designating and establishing any Class or Series, all the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series). The relative rights and preferences of the Classes of any Series may differ in such other respects as the Directors may determine to be appropriate in their sole discretion.

      (5) Fractions. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Company.

      (6) Exchange Privilege. The Directors shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Classes of Shares or for interests in one or more other trusts, corporations, or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Directors from time to time.


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      (7) Combination of Series. The Directors shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by the 1940 Act, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

      (8) Elimination of Series. The Directors shall have the authority, without the approval of the Shareholders of any Series (or Class) unless otherwise required by the 1940 Act, to abolish that Series (or Class) and rescind the establishment and designation thereof.

      (9) No Appraisal Rights. Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting Shareholders in the event the Company participates in any transaction which would give rise to appraisal or dissenters' rights by a stockholder of a corporation organized under the General Corporation Law of Delaware, or otherwise.

      Section 7. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person's acts or omissions, the Shareholder or former Shareholder (or such Person's heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Company against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

      Section 1. Number, Election and Tenure.

            (a) The number of Directors shall at all times be at least one and no more than fifteen as determined, from time to time, by the Directors pursuant to Section 3 of this Article IV hereof. Each Director shall serve during the continued lifetime of the Company until the next meeting of Shareholders called for the purpose of electing Directors and until the election and qualification of his or her successor or, if sooner, until he or she dies, resigns, retires, or until December 31 of the year in which he or she shall have reached seventy-two years of age, or until he or she is removed as herein provided. Any Directors may resign at any time by written instrument signed by the Directors and delivered to the Chairman or any officer of the Trust or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any Director may be removed at any meeting of Shareholders by the affirmative vote of the majority of the outstanding Shares of the Company, or by the Director as set forth in Section 3 below, with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Director resigning and no Director removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal. Each Director is hereby a "manager" within the meaning of the Act.

            (b) If there is more than one Director, in the event that less than the majority of the Directors holding office have been elected by the Shareholders, to the extent required by the 1940 Act, but only to such extent, the Directors then in office shall call a Shareholders' meeting for the election of Directors. Except for the Directors appointed to fill vacancies, the Directors shall be elected by Shareholders owning of record a plurality of Shares voting at a meeting of Shareholders called by the Directors for that purpose. Any Shareholder meeting held for such purpose shall be held on a date fixed by the Directors.

            (c) The initial Directors are Robert C. Doll, Jr., Jean Margo Reid, Ronald W. Forbes, Roscoe S. Suddarth, Cynthia A. Montgomery, and Richard
      R. West.

      Section 2. Effect of Death, Resignation, etc. of a Director. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Directors, or all of them, shall not operate to dissolve or terminate the Company. Whenever there shall be fewer than the designated number of Directors, until additional Directors are elected or appointed as provided herein to bring the total number of Directors equal to the designated number, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Company or by a majority of the Directors. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Directors within a short period of time and without the opportunity for at least one Director being able to appoint additional Directors to replace those no longer serving, the Company's Investment Adviser(s) are empowered to appoint new Directors subject to the provisions of Section 16(a) of the 1940 Act.

      Section 3. Powers. Subject to the provisions of this Agreement, the business of the Company shall be under the exclusive and absolute control of the Directors and shall be managed by the Directors (but with such powers of delegation as may be permitted by this Agreement, the By-Laws and the Act), and the Directors shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Company. Without limiting the foregoing, the Directors may: adopt By-Laws not inconsistent with this Agreement providing for the regulation and management of the affairs of the Company and may amend and repeal them; enlarge or reduce their number; remove any Director with or without cause at any time by written instrument signed by at least two-thirds of the number of Directors prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Director; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Directors which may exercise the powers and authority of the Board of Directors to the extent that the Directors determine; employ one or more custodians of the assets of the Company and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Company directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Company, to any committee of the Directors and to any agent or employee of the Company or to any such custodian, transfer or Shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors.

      Without limiting the foregoing, the Directors shall have the power and authority to cause the Company (or to act on behalf of the Company):

      (1) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities and financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Company; and to exercise any and all rights, powers, and privileges of ownership or interest and to fulfill any and all obligations in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

      (2) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts;

      (3) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Company or any Series;

      (4) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Directors shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Directors shall deem proper;

      (5) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

      (6) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

      (7) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Company; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Company;

      (8) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Directors shall deem proper;

      (9) To compromise, arbitrate or otherwise adjust claims in favor of or against the Company or any matter in controversy, including, but not limited to, claims for taxes;

      (10) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

      (11) To borrow funds or other property in the name of the Company exclusively for Company purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Company Property or any part thereof to secure any or all of such indebtedness;

      (12) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Company Property or any part thereof to secure any of or all of such obligations;

      (13) To purchase and pay for entirely out of Company Property such insurance as the Directors may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Company or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, the Directors, officers, employees, agents, investment advisors, principal underwriters, or independent contractors of the Company, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Director, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Company would have the power to indemnify such Person against liability;

      (14) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Directors, officers, employees and agents of the Company;

      (15) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

      (16) To enter into contracts of any kind and description;

      (17) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Company subject to any conditions set forth in this Agreement or in the By-Laws;

      (18) To interpret the investment policies, practices or limitations of the Company or any Series or Class established from time to time;

      (19) To invest part or all of the Company Property (or part or all of the assets of the Company or any Series), or to dispose of part or all of the Company Property (or part or all of the assets of the Company or any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Company Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a limited liability company (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

      (20) To establish one or more committees, to delegate any powers of the Directors to such committees and to adopt a committee charter providing for such responsibilities, membership (including Directors, officers or other agents of the Trust therein) and other characteristics of such committees as the Directors may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Agreement or of the By-Laws, the Directors may by resolution appoint a committee consisting of fewer than the whole number of the Directors then in office, which committee may be empowered to act for and bind the Directors and the Company, as if the acts of such committee were the acts of all the Directors then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

      (21) To provide for separate classes, groups or series of Directors with respect to any Series or Class thereof or any Company property having such relative rights, powers and duties as the Directors may determine; and

      (22) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

      The Company shall not be limited to investing in obligations maturing before the possible dissolution of the Company or termination of one or more of its Series, if any. The Company shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Company shall not be required to obtain any court order to deal with any assets of the Company or take any other action hereunder.

      Section 4. Chairman of the Board. A Chairman of the Board shall be elected by the Board from among the Directors of the Company who are not Interested Persons of the Company ("Independent Directors"). The Chairman of the Board shall preside over the meetings of the Board of Directors, shall set the agendas for the Board meetings, and shall have substantially the same responsibilities as would a typical chairman of a board of directors of a corporation. The Board may elect Co-Chairmen of the Board, provided each is an Independent Director of the Company. In the absence of the Chairman of the Board, another Independent Director shall be designated by the Board to preside over the meeting of the Board of Trustees, to set the agenda for the meeting and to perform the other responsibilities of the Chairman of the Board in his or her absence. The Chairman of the Board shall not be an officer of the Company.

      Section 5. Payment of Expenses by the Company. The Directors are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Company, or in connection with the management thereof, including, but not limited to, the Directors' compensation and such expenses and charges for the services of the Company's officers, employees, investment adviser or manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Directors may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

      Section 6. Payment of Expenses by Shareholders. The Directors shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Company's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Directors, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

      Section 7. Ownership of Assets of the Company. Title to all of the assets of the Company shall at all times be considered as vested in the Company, except that the Directors shall have power to cause legal title to any Company Property to be held by or in the name of one or more of the Diretors, or in the name of any other Person as nominee, on such terms as the Directors may determine, provided that any such Person hold such legal title on behalf of the Company.

      Section 8. Service Contracts.

      (1) Subject to such requirements and restrictions as may be set forth under federal law and in the By-Laws, including the requirements of Section 15 of the 1940 Act, the Directors may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Company or for any Series (or Class thereof) with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Directors may determine, including authority for the Investment Adviser or administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Directors what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Company shall be held uninvested and to make changes in the Company's investments, or such other activities as may specifically be delegated to such party.

      (2) The Directors may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Company or for any one or more of its Series (or Classes) or other securities to be issued by the Company. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the By-Laws, including the requirements of Section 15 of the 1940 Act; and any such contract may contain such other terms as the Directors may determine.

      (3) The Directors are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or Shareholder servicing agent for the Company or any one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the By-Laws or stipulated by resolution of the Directors.

      (4) Subject to applicable federal law, including the 1940 Act, the Directors are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Company or any one or more of its Series, as the Directors determine to be in the best interests of the Company and/or any applicable Series.

      (5) The fact that:

            (i) any of the Shareholders, Directors, or officers of the Company is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Company, or that

            (ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, Shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Director or officer of the Company from voting upon or executing the same, or create any liability or accountability to the Company or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

      Section 9. Directors and Officers as Shareholders. Any Director, officer or agent of the Company may acquire, own and dispose of Shares to the same extent as if he were not a Director, officer or agent; and the Directors may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein, in the By-Laws, or in the Registration Statement relating to the sale and redemption of such Shares.

      Section 10. Action by Directors. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Directors shall be deemed effective if approved or taken by a majority of the Directors present at a meeting of Directors at which a quorum (as defined in the By-Laws as the same may be amended from time to time) of Directors are present, within or without the State of Delaware.

      Section 11. Litigation. The Directors shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Company or the Company Property, and, out of the Company Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Directors or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Shareholder in such Shareholder's own name or in the name of the Company, whether or not the Company, or any of the Directors may be named individually therein or the subject matter arises by reason of business for or on behalf of the Company.

      Section 12. Tax Matters. The Directors shall have the exclusive power, authority and responsibility with respect to the Company regarding (i) preparation and filing of tax returns; (ii) providing reports to the Shareholders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Company and its investments; (iv) representing the Company before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Company's tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Shareholder's share of income or distributions; (vi) providing to the accountants of the Company such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance by the Company with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters.

                                    ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

      Section 1. Voting Powers, Meetings, Notice and Record Dates. The Shareholders shall have power to vote only (i) for the election or removal of Directors as and to the extent provided in Article IV, Section 1 and (ii) with respect to such additional matters relating to the Company as may be required by the 1940 Act, Section 4 of Article VIII of this Agreement, or as the Directors may consider necessary or desirable. As determined by the Directors without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of the Company, if no Series shall have been established or of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Directors in any way to designate otherwise in accordance with the preceding sentence, the Directors hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Agreement, on any matter submitted to a vote of the Shareholders, all Shares of the Company then entitled to vote shall be voted in the aggregate, except (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves any action that the Directors have determined will affect only the interests of any one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Directors have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Directors. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Until Shares are issued, the Directors may exercise all rights of Shareholders and may take any action required by law, this Agreement or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

      Section 2. Quorum and Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, by the By-Laws or by this Agreement, the holders of Shares entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders' meeting. When any one or more Series (or Class) is to vote as a single class separate from any other Shares, the holders of Shares of each such Series (or Class) entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders' meeting of that Series (or Class). Except when a larger vote is required by any provision of this Agreement or the By-Laws or by federal law, including the 1940 Act, when a quorum is present at any meeting, a plurality of the Shares voted shall elect a Trustee and a majority of the Shares voted shall decide any other matters, provided that where any provision of federal law, including the 1940 Act, or of this Agreement requires or permits the holders of any Series to vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Director) shall decide that matter insofar as that Series (or Class) is concerned.

      Section 3. Record Dates. For the purpose of determining the Shareholders of the Company, or any Series (or Class), who are entitled to receive payment of any distribution, the Directors may from time to time fix a date, which shall be before the date for the payment of such distribution or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such distribution. Without fixing a record date, the Directors may for distribution purposes close the register or transfer books for the Company, or any one or more Series (or Classes), at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Directors from setting different record dates for different Series (or Classes).

      Section 4. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI

                 NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

      Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable law and Article III, Section 6 hereof, the Directors, in their absolute discretion, may prescribe and shall set forth in a duly adopted vote of the Directors such bases and time for determining the per Share or net asset value of the Shares of the Company, or any Series (or Class), or net income attributable to the Shares of the Company, or any Series (or Class), or the declaration and payment of distributions on the Shares of the Company, or any Series (or Class), as they may deem necessary or desirable.

      Section 2. Redemptions and Repurchases.

      (1) The Company shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Company or a Person designated by the Company that the Company purchase such Shares or in accordance with such other procedures for redemption as the Directors may from time to time authorize; and the Company will pay therefor the net asset value thereof as determined by the Directors (or on their behalf), in accordance with any applicable provisions of the By-Laws, the Registration Statement and applicable law, less any fees imposed on such redemption. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Company to the Shareholder within seven (7) days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Company to dispose of its investments or the investments of any applicable Series or to determine fairly the value of the net assets of the Trust or net assets held with respect to any Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Directors. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension, less any fees imposed on such redemption.

      (2) The redemption price may in any case or cases be paid wholly or partly in kind if the Directors determine that such payment is advisable in the interest of the remaining Shareholders of the Company, or any Series, for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Directors. In no case shall the Company be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

      (3) The Directors may require any Shareholder or any group of Shareholders (including some or all of the Shareholders of any Series or Class) to redeem Shares for any reason under terms set by the Directors, including but not limited to (i) the determination of the Directors that direct or indirect ownership of Shares of the Company or any Series has or may become concentrated in such Shareholder to an extent that would disqualify the Company or any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so or any other identifying information as required by applicable law, or to have the minimum investment required (which may vary by Series), or (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

      (4) The holders of Shares shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of Shares as the Directors deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

                                   ARTICLE VII

              COMPENSATION AND LIMITATION OF LIABILITY OF DIRECTORS

      Section 1. Compensation. The Directors as such shall be entitled to reasonable compensation from the Company, and the Directors may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Company.

      Section 2. No Personal Liability of Directors, etc.

      (1) Directors. The Directors shall be entitled to the protection against personal liability for the obligations of the Company under 18-303(a) of the Act. No Director shall be liable to the Company, its Shareholders, or to any Director, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of duty) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. The Directors shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Investment Adviser, adviser, sub-adviser or Principal Underwriter of the Company.

      (2) Officers, Employees or Agents of the Company. The officers, employees and agents of the Company shall not be subject to any personal liability whatsoever for his or her official or individual capacity to any Person (except as provided in the following sentence). No officer, employee or agent of the Company shall be liable to the Company, its Shareholders, or to any Director, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      (3) Fiduciary Duty.

                  (i) To the extent that, at law or in equity, a Director has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Shareholders or to any other Person, a Director acting under this Agreement shall not be liable to the Company, the Shareholders or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Directors otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of such Directors.

                  (ii) Unless otherwise expressly provided herein:

            whenever a conflict of interest exists or arises between any Director or any of its Affiliates, on the one hand, and the Company or any Shareholders or any other Person, on the other hand; or

            whenever this Agreement or any other agreement contemplated herein or therein provides that the Directors shall act in a manner that is, or provides terms that are, fair and reasonable to the Company, any Shareholders or any other Person, the Directors shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) in such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Directors, the resolution, action or terms so made, taken or provided by the Directors shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Directors at law or in equity or otherwise.

                  (iii) Notwithstanding any other provision of this Agreement or otherwise applicable law, whenever in this Agreement the Directors are permitted or required to make a decision in their "discretion" or under a grant of similar authority, the Directors shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, the Shareholders or any other Person; or in its "good faith" or under another express standard, the Directors shall act under such express standard and shall not be subject to any other or different standard.

                  (iv) Any Director and any Affiliate of any Director may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Company and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Director. No Director who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and such Director shall not be liable to the Company or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Director pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company. Neither the Company nor any Shareholders shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper. Any Director may engage or be interested in any financial or other transaction with the Company, the Shareholders or any Affiliate of the Company or the Shareholders.

      (4) No Protection Against Certain 1940 Act Liabilities. Nothing contained in this Article VII shall protect any Director or officer of the Company from any liability to the Company or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      Section 3. Indemnification. The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 3 of Article VII; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

      (1) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

      (2) the Company shall be insured against losses arising by reason of any lawful advances; or

      (3) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                  (i) a majority of a quorum of Directors who are neither
            Interested Persons of the Company nor parties to the Proceedings; or

                  (ii) an independent legal counsel in a written opinion.

      Section 4. No Bond Required of Directors. No Director shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

      Section 5. No Duty of Investigation; Notice in Company Instruments, etc. No purchaser, lender, seller or other Person dealing with the Directors or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, lent or delivered to or on the order of the Directors or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, interest or obligation or other security of the Company, and every other act or thing whatsoever executed in connection with the Company, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as officers, employees or agents of the Company. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Company made or sold by the Directors or by any officer, employee or agent of the Company, in his capacity as such, may contain an appropriate recital to the effect that the Shareholders, Directors, officers, employees and agents of the Company shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to this Agreement, and may contain any further recital that they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Shareholders, Directors, officers, employees or agents of the Company.

      Section 6. Insurance. The Directors may maintain insurance for the protection of the Company Property, its Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable.

      Section 7. Reliance on Experts, etc. Each Director, officer or employee of the Company shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of its officers or employees or by any Investment Adviser, the administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or expert may also be a Director; provided that nothing in this Section shall be deemed to exonerate the Directors from their duties of reasonable care, diligence and prudence or any other duties imposed by the 1940 Act. The Directors may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice.

      Section 8. Accounting. The Directors shall not be required to file any inventory or accounting with any court or officer of any court, unless specifically ordered to do so on the application of the Directors or on the application of the Shareholders of the Company, or on the court's own motion.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 1. Registered Agent. The registered office of the Company is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801 and the registered agent of the Company at such address is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      Section 2. Dissolution and Termination of Company or Series.

      (1) Subject to possible dissolution in accordance with Article VIII,
Section 2(2) hereof, the Company created hereby shall have perpetual existence. A termination of a Series shall not, in and of itself, dissolve the Company or cause the termination of any other Series.

      (2) The Company shall be dissolved by (i) a resolution adopted by a majority of Directors followed by written notice of dissolution to the Shareholders, (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by the Act, or (iii) a decree of judicial dissolution under Section 18-802 of the Act. Any Series of Shares may be terminated at any time by a resolution adopted by a majority of Directors followed by written notice of such termination to the Shareholders associated with such Series. Any Class of any Series of Shares may be dissolved at any time by a resolution adopted by a majority of Directors followed by written notice of dissolution to the Shareholders of such Class. Any action to dissolve the Company shall be deemed also to be an action to dissolve each Series and each Class thereof and any action to dissolve a Series shall be deemed also to be an action to dissolve each Class thereof.

      (3) Upon an event of dissolution of the Company or termination of any one or more Series of Shares, after satisfying, by paying or making reasonable provision for payment of all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Company or of the particular Series as may be determined by the Directors, the Company shall, subject to the Act, in accordance with such procedures as the Directors consider appropriate reduce the remaining assets of the Company or of the affected Series to distributable form in cash or Shares (if the Company has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Company or Series involved, ratably according to the number of Shares of the Company or such Series held by the several Shareholders of such Series on the date of distribution. Thereupon, any affected Series shall be terminated and the Directors and the Company shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Directors to terminate any Class of any Series of Shares, the Directors may, to the extent they deem it appropriate, follow the procedures set forth in this Section 2(3) with respect to such Class that are specified in connection with the dissolution and winding up of the Company or termination of any Series of Shares. Alternatively, in connection with the termination of any Class of any Series of Shares, the Directors may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 2(3) of Article VI of this Agreement provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).

      (4) Following completion of winding up of the Company's business, the Directors shall cause a certificate of cancellation in accordance with the Act. Upon termination of the Company, the Directors shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Company shall be canceled and discharged.

      Section 3. Reorganization and Master/Feeder.

      (1) Notwithstanding anything else herein, the Directors may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Company to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Directors to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Directors to accomplish such conversion, merger or consolidation, may succeed to or assume the Company's registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Company to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Company or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Directors to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Directors to accomplish such sale and conveyance, may succeed to or assume the Company's registration under the 1940 Act, for adequate consideration as determined by the Directors which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Company or any affected Series or Class, and which may include Shares of such other Series or Class of the Company or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Company or any Series or Class thereof. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Directors or an authorized officer of the Company and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

      (2) Pursuant to and in accordance with the provisions of Section 18-209 of the Act, and notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the Directors in accordance with this Section 3 may effect any amendment to this Agreement or the By-laws or effect the adoption of a new limited liability company agreement or bylaws of the Company or change the name of the Company if the Company is the surviving or resulting entity in the merger or consolidation.

      (3) Notwithstanding anything else herein, the Directors may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more limited liability companies to which all or any part of the assets, liabilities, profits or losses of the Company or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Company or any Series or Class thereof into limited liability company interests in any such newly created limited liability company or limited liability companies or any series or classes thereof.

      (4) Notwithstanding anything else herein, the Directors may, without Shareholder approval, invest all or a portion of the Company Property of any Series, or dispose of all or a portion of the Company Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a limited liability company (formed under the laws of the State of Delaware or any other state or jurisdiction) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Directors may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Company Property from the master fund and cause such series to invest its Company Property directly in securities and other financial instruments or in another master fund.

      Section 4. Amendments. Except as specifically provided in this Section, the Directors may, without Shareholder vote, restate, amend or otherwise supplement this Agreement. Shareholders shall have the right to vote (i) on any amendment that is required to be approved by Shareholders by the 1940 Act or by the Registration Statement and (ii) on any amendment submitted to them by the Directors. Any amendment required or permitted to be submitted to the Shareholders that, as the Directors determine, shall only affect the Shareholders of any one or more Series or one or more Classes shall be authorized by a vote of only the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 6 of this Agreement with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in
Article VII, Section 3 of this Agreement or as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Directors may, without Shareholder vote, restate, amend, or otherwise supplement the By-Laws and the Certificate of Formation as the Directors deem necessary or desirable.

      Section 5. Filing of Copies, References, Headings, Rules of Construction. The original or a copy of this instrument and of each restatement, amendment and/or supplement hereto shall be kept at the office of the Company where it may be inspected by any Shareholder. Anyone dealing with the Company may rely on a certificate by an officer of the Company as to whether or not any such restatements, amendments and/or supplements have been made and as to any matters in connection with the Company hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Company to be a copy of this instrument or of any such restatements, amendments and/or supplements. In this instrument and in any such restatements, amendments and/or supplements, references to this instrument, and all expressions such as "herein", "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such restatements, amendments and/or supplements. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original. The terms "include," "includes" and "including" and any comparable terms shall be deemed to mean "including, without limitation."

      Section 6. Applicable Law.

      (1) The Company is formed under, and this Agreement is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

      Section 7. Provisions in Conflict with Law or Regulations.

      (1) The provisions of this Agreement are severable, and if the Directors shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination.

      (2) If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

      Section 8. Company Only. It is the intention of the Directors to create only a limited liability company under the Act with the relationship of manager and member between the Directors and each Shareholder from time to time. It is not the intention of the Directors to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware limited liability company except to the extent such limited liability company is deemed to constitute a partnership under the Code and applicable state tax laws. Nothing in this Agreement shall be construed to make the Shareholders, either by themselves or with the Directors, partners or members of a joint stock association.

      Section 9. Derivative Actions. Subject to the Act, a Shareholder may bring a derivative action on behalf of the Company only if the following conditions are met:

            (1) The Shareholder or Shareholders must make a pre-suit demand upon the Directors to bring the subject action unless an effort to cause the Directors to bring such an action is not likely to succeed. For purposes of this Section 9(1), a demand on the Directors shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Directors, or a majority of any committee established to consider the merits of such action, is composed of Directors who are not "independent".

            (2) Unless a demand is not required under paragraph (1) of this
      Section 9, the Directors must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Directors shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Directors determine not to bring such action.

      For purposes of this Section 9, the Board of Directors may designate a committee of one Director to consider a Shareholder demand if necessary to create a committee with a majority of Directors who do not have a personal financial interest in the transaction at issue. The Directors shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Directors determine not to bring such action.

      Section 10. Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      Section 11. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Company, appears to be a Director hereunder, or Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Company, certifying to: (a) the number or identity of Directors or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Directors or Shareholders, (d) the fact that the number of Directors or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Agreement, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Directors, or (f) the existence of any fact or facts that in any manner relate to the affairs of the Company, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Directors and their successors.